As  filed with the Securities and Exchange Commission on September 2, 1998
                          Registration Statement No.333-


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                 ______________________________


                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933


                   PUBLIX SUPER MARKETS, INC.
     (Exact name of Registrant as specified in its charter)


      Florida                                   59-0324412
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)          Identification Number)

                 1936 George Jenkins Boulevard
                    Lakeland, Florida 33815
                         (941) 688-1188
                 (Address, including zip code,
          of Registrant's principal executive offices)


                   PUBLIX SUPER MARKETS, INC.
                  EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)


                  S. Keith Billups, Secretary
                   Publix Super Markets, Inc.
                 1936 George Jenkins Boulevard
                    Lakeland, Florida 33815
                         (941) 688-1188
    (Name, address, including zip code, and telephone number including area code, of agent for service)


                CALCULATION OF REGISTRATION FEE

   Title of              Amount to      Proposed         Proposed      Amount
  Securities                be           Maximum          Maximum        of
    to be                Registered   Offering Price    Aggregate     Registration
  Registered                            Per Share(1)  Offering Price     Fee
  ----------             ----------     ------------  --------------     ---
Common Stock           10,000,000 shs.     $38.25      $382,500,000   $112,838.00

(1) Estimated pursuant to Rule 457(c), solely for the purpose  of
    calculating  the  registration  fee,  based  upon  the   most
    recently available appraisal of the fair market value of the common stock.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference.

    By this reference, the following documents filed or to be filed by Publix Super Markets, Inc. (the "Company") with the
Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration Statement:

    1. The Company's Annual Report on Form 10-K (Commission file No. 000-00981) for the Year Ended December 27, 1997.

    2. The Company's Quarterly Reports on Form 10-Q (Commission file No. 000-00981) for the Quarters Ended March 28, 1998 and June 27, 1998.

    3.  Page  2  of  the  Company's  Amendment  on  Form  8  dated
        September 15, 1992 (amending Item 14 of the Company's Registration Statement on Form 10 dated April 28, 1965 describing the Company's Common Stock).

    4. All documents filed by the Company with the Commission subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into and made a part of this Registration Statement from the date of filing of such documents with the Commission.


Item 4. Description of Securities.

        Not applicable.


Item 5. Interests of Named Experts and Counsel.

        Not applicable.


Item 6. Indemnification of Directors and Officers.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses  shall  not be made to or on behalf  of  any  officer  or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Under the terms of the Company's Articles of Incorporation and Bylaws, the Company shall indemnify any director or officer or any former director and officer, and may indemnify any employee or former employer, in each case to the fullest extent permitted by law.

Item 7. Exemption From Registration Claimed.

        Not Applicable.


Item 8. Exhibits.

Exhibit
Number Description

4(a)        Articles  of  Incorporation of the Company,  together
       with all amendments thereto, are incorporated by reference to the exhibits to the Annual Report of the Company on Form 10-K for the year ended December 25, 1993.

4(b)        Amended  and  Restated By-laws  of  the  Company  are
       incorporated  by reference to the exhibits to  the  Annual
       Report  of  the  Company on Form 10-K for the  year  ended
       December 28, 1996.

4(c)       Form of Common Stock Certificate.

5.          Opinion  of  Trenam,  Kemker, Scharf,  Barkin,  Frye,
       O'Neill & Mullis, Professional Association, as to the legality of the Common Stock being registered.

23.1        Consent  of  Trenam,  Kemker, Scharf,  Barkin,  Frye,
       O'Neill  & Mullis, Professional Association (contained  in
       Exhibit 5).

23.2       Consent of KPMG Peat Marwick LLP.


Item 9.     Undertakings.

       (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section
            10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any
            material   change   to   such  information   in   the
            registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland, State of Florida, on the 27th day of August 1998.

                              Publix Super Markets, Inc.


                              By:/s/ S.Keith Billups
                                  S. Keith Billups
                                   Secretary


    KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Publix Super Markets, Inc., a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint S. Keith Billups and Tina P. Johnson, and each of them, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement, with respect to the proposed issuance, sale and delivery of shares of its Common Stock, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title              Date


/s/Howard M. Jenkins         Chairman of the Board,  August 27,
Howard M. Jenkins               Chief Executive         1998
                              Officer and Director
                              (Principal Executive
                                    Officer)


/s/Charles H. Jenkins, Jr.      Chairman of the      August 27,
Charles H. Jenkins, Jr.       Executive Committee       1998
                                  and Director


/s/W. Edwin Crenshaw         President and Director  August 27,
W. Edwin Crenshaw                                       1998

/s/William H. Vass               Executive Vice      August 27,
William H. Vass              President and Director     1998



/s/Hoyt R. Barnett               Executive Vice      August 27,
Hoyt R. Barnett                  President and          1998
                                    Director


/s/Tina P. Johnson           Senior Vice President   August 27,
Tina P. Johnson                   and Director          1998


/s/Carol Jenkins Barnett            Director         August 27,
Carol Jenkins Barnett                                   1998


/s/Mark C. Hollis                   Director         August 27,
Mark C. Hollis                                          1998


/s/E.V. McClurg                     Director         August 27,
E. V. McClurg                                           1998


/s/David P. Phillips             Vice President      August 27,
David P. Phillips            Finance and Treasurer      1998
                              (Principal Financial
                             Officer and Principal
                              Accounting Officer)

                          EXHIBIT INDEX


Exhibit
Number   Description



4(a) Articles of Incorporation of the Company, together with all amendments thereto, are incorporated by reference to the exhibits to the Annual Report of the Company on Form 10-K for the year ended December 25, 1993.

4(b) Amended and Restated By-laws of the Company are incorporated by reference to the exhibits to the Annual
         Report of the Company on Form 10-K for the year ended
         December 28, 1996.

4(c)     Form of Common Stock Certificate.

5.       Opinion of Trenam, Kemker, Scharf, Barkin, Frye,
         O'Neill & Mullis, Professional Association, as to the legality of the Common Stock being registered.

23.1     Consent of Trenam, Kemker, Scharf, Barkin, Frye,
         O'Neill & Mullis, Professional Association
         (contained in Exhibit 5).

23.2     Consent of KPMG Peat Marwick LLP.